As filed with the Securities and Exchange Commission on June 5, 2007

Registration No. 333-87289

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFEWAY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5918 Stoneridge Mall Road Pleasanton, California 94588	94-3019135
(State or Other Jurisdiction of Incorporation or Organization)	(Address, including Zip Code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

SAFEWAY INC.

1999 AMENDED AND RESTATED

EQUITY PARTICIPATION PLAN

(Full Title of the Plan)

Robert A. Gordon, Esq.

Senior Vice President and General Counsel

SAFEWAY INC.

5918 Stoneridge Mall Road

Pleasanton, California 94588

(925) 467-3000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Scott R. Haber, Esq.

Latham & Watkins

505 Montgomery Street, Suite 1900

San Francisco, California 94111

(415) 391-0600

DEREGISTRATION OF SECURITIES

The Registrant registered an aggregate of 39,000,000 shares of Common Stock for issuance under its 1999 Amended and Restated Equity Participation Plan (the “1999 Equity Plan”) pursuant to two registration statements on Form S-8 filed with the Securities and Exchange Commission on September 17, 1999 (Registration No. 333-87289, registering 24,000,000 shares) and February 20, 2004 (Registration No. 333-112976, registering 15,000,000 shares). The Registrant has adopted a new equity-based plan, the Safeway Inc. 2007 Equity and Incentive Award Plan (the “2007 Award Plan”), which provides that the shares of Common Stock that are available for future awards under the 1999 Equity Plan as of the effective date of the 2007 Award Plan may be transferred and reserved for issuance under the 2007 Award Plan. As of May 16, 2007, 425,982 shares of Common Stock were available for future awards under the 1999 Equity Plan.

Accordingly, pursuant to General Instruction E to Form S-8, this Post-Effective Amendment is being filed to de-register 425,982 shares previously registered for issuance under the 1999 Equity Plan and to move those shares to a new Form S-8 Registration Statement (No. 333-143255) filed by the Registrant for shares issuable under the 2007 Equity Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-87289 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 5th day of June 2007.

SAFEWAY INC.

By:	/S/ ROBERT A. GORDON

Robert A. Gordon
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-87289 has been signed by the following persons in the capacities indicated on June 5, 2007.

Signature	Title

/S/ STEVEN A. BURD Steven A. Burd	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT L. EDWARDS Robert L. Edwards	Executive Vice President and Chief Financial Officer

/S/ DAVID F. BOND David F. Bond	Senior Vice President, Finance and Control (Chief Accounting Officer)

/S/ PAUL HAZEN Paul Hazen	Director

/S/ JANET E. GROVE Janet E. Grove	Director

/S/ MOHAN GYANI Mohan Gyani	Director

/S/ ROBERT I . MACDONNELL Robert I. MacDonnell	Director

/S/ DOUGLAS J. MACKENZIE Douglas J. Mackenzie	Director

/S/ REBECCA A. STIRN Rebecca A. Stirn	Director

/S/ WILLIAM Y. TAUSCHER William Y. Tauscher	Director

/S/ RAYMOND G. VIAULT Raymond G. Viault	Director